UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or
15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2011
ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-14323 (Commission File Number)	76-0568219 (I.R.S. Employer Identification No.)

1100 Louisiana Street, 10th Floor, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 381-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Unaudited Pro Forma Condensed Consolidated Financial Information
     The purpose of this filing is to provide investors with unaudited pro forma condensed consolidated financial information in connection with the proposed merger of Duncan Energy Partners L.P. (“DEP”) with a wholly owned subsidiary of Enterprise Products Partners L.P. (“EPD”) updated as of June 30, 2011. Exhibit 99.1 to this Current Report on Form 8-K presents the following unaudited pro forma condensed consolidated financial information, which has been prepared in accordance with Article 11 of Regulation S-X:
•	Unaudited pro forma condensed consolidated balance sheet as of June 30, 2011;

•	Unaudited pro forma condensed statement of consolidated operations for the six months ended June 30, 2011;

•	Unaudited pro forma condensed statement of consolidated operations for the year ended December 31, 2010; and

•	Notes to unaudited pro forma condensed consolidated financial statements.
Announcement Regarding Potential Five-Year Bank Credit Facility
     On August 9, 2011, EPD launched the formal syndication of a new $3.25 billion 5-year bank credit facility. Prior to launch, EPD had already received approximately $3.2 billion of informal lender commitments from its largest banks for this new facility. This facility, which is guaranteed by EPD, but under which Enterprise Products Operating LLC (a wholly owned subsidiariy of EPD (“EPO”)) is the borrower, would replace EPO’s existing $1.75 billion credit facility, which matures in the fourth quarter of 2012. Completion of the new bank credit facility remains subject to negotiation of a definitive credit agreement and customary closing conditions.
     The proposed merger of DEP with a wholly owned subsidiary of EPD (the “Duncan Merger”) is not conditioned on the completion of the new bank credit facility. However, assuming that the Duncan Merger is completed in September 2011, this new bank facility is expected to be available to refinance DEP’s bank credit facilities, which would be terminated upon completion of the Duncan Merger. At June 30, 2011, DEP had $1.15 billion of debt outstanding.
INVESTOR NOTICE
     In connection with the proposed merger, EPD has filed a registration statement (Registration No. 333-174321), which includes a prospectus of EPD and a proxy statement of DEP and other materials, with the Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT / PROSPECTUS AND ANY OTHER MATERIALS FILED OR TO BE FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT EPD, DEP AND THE PROPOSED MERGER. A definitive proxy statement / prospectus has been sent to security holders of DEP seeking their approval of the proposed merger. Investors and security holders may obtain a free copy of the proxy statement / prospectus and other documents containing information about DEP, without charge, at the SEC’s website at www.sec.gov.
     EPD, DEP and their respective general partners, and the directors and certain of the executive officers of the respective general partners, may be deemed to be participants in the solicitation of proxies from the unitholders of DEP in connection with the proposed merger. Information about the directors and executive officers of the respective general partners of EPD and DEP is set forth in the proxy statement /

prospectus, each partnership’s Annual Report on Form 10-K for the year ended December 31, 2010, which were each filed with the SEC on March 1, 2011, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the source listed above.
Item 9.01 Financial Statement and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P. By: Enterprise Products Holdings LLC, its General Partner

Date: August 10, 2011	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products Holdings LLC

Exhibit Index

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.